As filed with the Securities and Exchange Commission on November 18, 2011

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

American Electric Power Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	13-4922640 (I.R.S. Employer Identification No.)
1 Riverside Plaza, Columbus, Ohio  43215
(Address of Principal Executive Offices) (Zip Code)

American Electric Power System
Retirement Savings Plan
(Full Title of the Plan)
___________

THOMAS G. BERKEMEYER, Associate General Counsel
AMERICAN ELECTRIC POWER SERVICE CORPORATION
1 Riverside Plaza
Columbus, Ohio  43215
(614) 716-1648
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [X]                                                                                                                                                                                       Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting company)                                                                                                                   Smaller reporting company [  ]

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Sharet(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock, par value $6.50 per share	15,000,000	$39.09	$586,350,000	$67,196

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American Electric Power System Retirement Savings Plan.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend or, the securities covered by this Registration Statement.

(3)
Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low sale prices of the Common Stock on November 15, 2011 as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                 PLAN INFORMATION

Not required to be filed with this Registration Statement.*

Item 2.                 REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not required to be filed with this Registration Statement.*

*  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission by American Electric Power Company, Inc. (“AEP”) are incorporated by reference herein:

(i)	Annual Report on Form 10-K of AEP for the fiscal year ended December 31, 2010;

(ii)	Quarterly Reports on Form 10-Q of AEP for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

(iii)
Current Reports on Form 8-K dated February 15, 2011, February 28, 2011, March 14, 2011, March 29, 2011, April 26, 2011, May 1, 2011, May 4, 2011, May 24, 2011, May 25, 2011, July 1, 2011, July 5, 2011, July 26, 2011, August 10, 2011, August 30, 2011, October 3, 2011, October 25, 2011 and November 12, 2011;

(iv)
The description of AEP’s Common Stock, par value $6.50 per share (“Common Stock”), set forth in AEP’s Registration Statement on Form S-3, filed on December 22, 2008, pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description; and

(v)	Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2010.

All documents subsequently filed by AEP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                 DESCRIPTION OF SECURITIES

Not applicable.

Item 5.                 INTERESTS OF NAMED EXPERTS AND COUNSEL

Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, has passed upon the legality of the shares of the Common Stock of the Registrant to be issued under the Plan.  Mr. Berkemeyer is eligible to participate in the Plan.

Item 6.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New York Business Corporation Law (“BCL”), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors.  Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

Section 722 of the BCL provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful.  In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.

Section 723 of the BCL provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding.  Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification.  Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The certificate of incorporation of the registrant contains provisions eliminating the personal liability of directors to the extent permitted by New York law.  The bylaws of the registrant provide for the indemnification of directors and officers of the registrant to the full extent permitted by law.

The above is a general summary of certain provisions of the registrant’s bylaws and the BCL and is subject in all respects to the specific and detailed provisions of the registrant’s bylaws and the BCL.

The registrant maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 7.                 EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.	EXHIBITS

Exhibit Number	Description
3.1	Composite of the Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(a) to AEP’s Report on Form 10-K for the year ended December 31, 2009)
3.2	Composite By-laws of AEP (incorporated by reference to Exhibit (3)(b) to AEP’s Report on Form 10-K for the year ended December 31, 2009)

4
American Electric Power System Retirement Savings Plan (as amended and restated, effective January 1, 2011)

The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

5
Opinion of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)
24	Power of Attorney and Resolutions of AEP

Item 9.                 UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 18th day of November, 2011.

AMERICAN ELECTRIC POWER COMPANY, INC.

Nicholas K. Akins*
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer:
Nicholas K. Akins*	Chief Executive Officer	November 18, 2011

(ii) Principal Financial Officer:

/s/ Brian X. Tierney Brian X. Tierney	Executive Vice President and Chief Financial Officer	November 18, 2011

(iii) Principal Accounting Officer:

/s/ Joseph M. Buonaiuto Joseph M. Buonaiuto	Senior Vice President, Controller and Chief Accounting Officer	November 18, 2011

(iv) A Majority of the Directors:

*Nicholas K. Akins
* David J. Anderson
* James F. Cordes
Ralph D. Crosby, Jr.
* Linda A. Goodspeed
* Thomas E. Hoaglin
*Lester A. Hudson, Jr.
*Michael G. Morris
*Richard C. Notebaert
*Lionel L. Nowell, III
* Richard l. Sandor
*Sara Martinez Tucker
* John F. Turner
* By /s/ Brian X. Tierney (Brian X. Tierney, Attorney-in-Fact)		November 18, 2011

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 18th day of November, 2011.

AMERICAN ELECTRIC POWER SYSTEM
RETIREMENT SAVINGS PLAN

By:	/s/Brian X. Tierney
Name: Brian X. Tierney
Title: Executive Vice President and
Chief Financial Officer of American Electric
Power Service Corporation – Plan Administrator

Exhibit Index

Certain of the following exhibits, designated with an asterisk (*), have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

Exhibit Number	Description
*3.1	Composite of the Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(a) to AEP’s Report on Form 10-K for the year ended December 31, 2009)
*3.2	Composite By-laws of AEP (incorporated by reference to Exhibit (3)(b) to AEP’s Report on Form 10-K for the year ended December 31, 2009)
4
American Electric Power System Retirement Savings Plan (as amended and restated, effective January 1, 2011)

The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

5
Opinion of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)
24	Power of Attorney and Resolutions of AEP